Sub-Item 77Q1(a)

Copies of any material amendments to the registrant?s charter:

Amended Schedule B, dated February 16, 2006, to the Declaration of Trust dated November 5, 2004.  Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on March 1, 2006 (Accession
Number 0001047469-06-002666).

Amended Schedule B, dated May 18, 2006, to the Declaration
of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on August 11, 2006 (Accession
Number 0001145443-06-002612).

Sub-Item 77Q1(d)

Rights of shareholders described in documents
listed previously in response to Item 77Q1(a).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan,
including Exhibit B, amended as of June 15, 2006. Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on June 28, 2006
(Accession Number 0001145443-06-002202).